UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

Commonwealth Edison Company
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

M75271-P53345 noti

We encourage you to access and review all of the important information contained in the materials. Notice is hereby given in accordance with Section 7.10 of the Illinois Business Corporation Act of 1983, as amended (the ?Act?), that on or about June 10, 2014, the majority shareholder of Commonwealth Edison Company will take action by written consent in lieu of a meeting to elect the following directors: James W. Compton, Christopher M. Crane, A. Steven Crown,

Nicholas DeBenedictis, Peter Fazio, Sue L. Gin, Michael Moskow, Denis O?Brien, Anne Pramaggiore, and Jesse H. Ruiz. In accordance with Section 7.10 of the Act, notice of the action by written consent will be delivered to the shareholders promptly after the action is taken.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.materialnotice.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make e your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. INFORMATION STATEMENT FORM 10-K Materials Available to VIEW or RECEIVE: XXXX XXXX XXXX XXXX XXXX XXXX M75448-P53345 How to Access the Materials
This Notice will enable you to access materials for informational purposes only M75273-P53345
THIS PAGE WAS INTENTIONALLY LEFT BLANK